SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☒ Definitive Proxy Statement
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United Parcel Service, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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55 Glenlake Parkway, N.E., Atlanta, Georgia 30328

Notice of Annual Meeting of Shareowners
May 6, 2004

To our Shareowners:

      United Parcel Service, Inc.’s annual meeting of shareowners will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on May 6, 2004, at 8:00 a.m. The purposes of the meeting are:

      1. To elect a board of directors to serve until our 2005 annual meeting of shareowners;

2.	To ratify the appointment of Deloitte & Touche LLP, independent auditors, as our auditors for the year ending December 31, 2004; and

      3. To transact any other business as may properly come before the meeting.

      Our board of directors has fixed the close of business on March 8, 2004 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the annual meeting.

Allen E. Hill
Secretary

Atlanta, Georgia

March 22, 2004

      Your vote is important. Please vote by using the Internet, vote by telephone or sign and return the enclosed proxy card as soon as possible to ensure your representation at the annual meeting. Your proxy card contains instructions for each of these voting options.

55 Glenlake Parkway, N.E., Atlanta, Georgia 30328

PROXY STATEMENT

FOR THE
2004 ANNUAL MEETING OF SHAREOWNERS

      This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our annual meeting of shareowners, which will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on May 6, 2004, at 8:00 a.m. The proxy is solicited by our board of directors. This proxy statement and proxy card are first being sent to our shareowners on or about March 22, 2004.

Why am I receiving this proxy statement and proxy card?

      You are receiving a proxy statement and proxy card because you own shares of United Parcel Service, Inc. common stock. This proxy statement describes issues on which we would like you to vote at our annual meeting of shareowners. It also gives you information on these issues so that you can make an informed decision.

      When you vote by using the Internet, vote by telephone or sign and return the proxy card, you appoint Michael L. Eskew and Allen E. Hill as your representatives at the annual meeting. They will vote your shares as you have instructed them at the annual meeting (or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment). This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote using the Internet, vote by telephone or sign and return your proxy card in advance.

Who is entitled to vote?

      Holders of our class A common stock and our class B common stock on the close of business on March 8, 2004 are entitled to vote. March 8, 2004 is referred to as the record date.

      In accordance with Delaware law, a list of shareowners entitled to vote at the meeting will be available in electronic form at the place of the annual meeting on May 6, 2004 and will be accessible in electronic form for ten days prior to the meeting at our principal place of business, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, between the hours of 9:00 a.m. and 5:00 p.m.

To how many votes is each share of common stock entitled?

      Holders of class A common stock are entitled to ten votes per share. Holders of class B common stock are entitled to one vote per share. On the record date, there were 556,016,041 shares of our class A common stock and 570,746,213 shares of our class B common stock outstanding and entitled to vote.

      The voting rights of any shareowner or shareowners as a group, other than any of our employee benefit plans, that beneficially own shares representing more than 25% of our voting power are limited so that the shareowner or group may cast only one one-hundredth of a vote with respect to each vote in excess of 25% of the outstanding voting power.

How do I vote?

      Shareowners of record may vote by using the Internet, by telephone or by mail as described below. Shareowners also may attend the meeting and vote in person. If you hold class B shares through a bank or broker, please refer to your proxy card or the information forwarded by your bank or broker to see which options are available to you.

•	You may vote by using the Internet. You may vote by using the Internet. The address of the web site for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 5, 2004. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by using the Internet, you do not need to return your proxy card.

•	You may vote by telephone. You may vote by calling the toll-free telephone number noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 5, 2004. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

•	You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

      The method you use to vote will not limit your right to vote at the annual meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the annual meeting. If you hold your shares in “street name”, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the annual meeting.

How many votes do you need to hold the annual meeting?

      Shares are counted as present at the annual meeting if the shareowner either is present and votes in person at the annual meeting or properly has submitted a proxy by using the Internet, by telephone or by mail.

      As of the record date, 556,016,041 shares of our class A common stock and 570,746,213 shares of our class B common stock were outstanding and are entitled to vote at the annual meeting. Shares representing a majority of our issued and outstanding common stock as of the record date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum.

What if I change my mind after I return my proxy?

      You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•	submitting a subsequent proxy by Internet, telephone or mail with a later date;

•	sending written notice of revocation to our Corporate Secretary at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328; or

•	voting in person at the annual meeting.

Attendance at the meeting will not by itself revoke a proxy.

On what items am I voting?

      You are being asked to vote on two items:

•	the election of a board of directors to serve until our 2005 annual meeting of shareowners; and

•	the ratification of the appointment of Deloitte & Touche LLP, independent auditors, as our auditors for the year ending December 31, 2004.

      No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How may I vote for the nominees for director, and how many votes must the nominees receive to be elected?

      With respect to the election of nominees for director, you may:

•	vote FOR the election of the ten nominees for director;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	WITHHOLD AUTHORITY to vote for the ten nominees.

The ten nominees receiving the highest number of affirmative votes will be elected as directors. This number is called a plurality. Accordingly, a vote withheld from a nominee for director has the same effect as a vote against the nominee.

What happens if a nominee is unable to stand for election?

      If a nominee is unable to stand for election, the board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. If the board designates a substitute nominee, shares represented by proxies voted for the nominee that is unable to stand for election will be voted for the substitute nominee.

How may I vote for the ratification of the appointment of our auditors, and how many votes must the proposal receive to pass?

      With respect to the proposal to ratify the appointment of our auditors, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The ratification of the appointment of our auditors must receive the affirmative vote of a majority of the shares present at the annual meeting either in person or by proxy and entitled to vote to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

How does the board of directors recommend that I vote?

      The board recommends a vote FOR all ten director nominees and FOR the ratification of the appointment of our auditors.

What happens if I sign and return my proxy card but do not provide voting instructions?

      If you return a signed card but do not provide voting instructions, your shares will be voted FOR all ten director nominees and FOR the ratification of the appointment of our auditors.

Will my shares be voted if I do not vote by using the Internet, vote by telephone or sign and return my proxy card?

      If you own class A shares and you do not vote by using the Internet, vote by telephone or sign and return your proxy card, then your class A shares will not be voted and will not count in deciding the matters presented for shareowner consideration in this proxy statement. If your class A shares are held pursuant to the UPS Qualified Stock Ownership Plan and Trust and you do not sign and return voting instructions, the trustee will vote your shares for each proposal in the same proportion as the shares held pursuant to that plan for which voting instructions were received.

      If your class B shares are held in “street name” through a bank or broker, your bank or broker may vote your class B shares under certain circumstances if you do not provide voting instructions before the annual meeting in accordance with New York Stock Exchange rules that govern the banks and brokers. These circumstances include “routine” matters, such as the election of directors and ratification of the appointment of our auditors described in this proxy statement. With respect to these matters, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

Can I receive future proxy materials and annual reports electronically?

      Yes. This proxy statement and the 2003 Annual Report to Shareowners are available on the investor relations page of our website located at www.ups.com. Instead of receiving paper copies in the mail, shareowners can elect to receive an e-mail that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and will give you an automatic link to the proxy voting site.

      If you are a shareowner of record and wish to enroll in the electronic proxy delivery service, you may do so by going to www.icsdelivery.com/ups and following the prompts.

ELECTION OF DIRECTORS

(Proposal No. 1)

      There are ten nominees to our board of directors this year. All nominees have served as directors since our last annual meeting. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected.

      Joseph R. Moderow and Thomas H. Weidemeyer retired from our board as of January 1, 2004. We thank Joe and Tom for their many years of dedicated service to the board and to UPS.

The board of directors recommends a vote FOR the election

to the board of each of the following nominees.

Calvin Darden Age 54 Director since 2001
UPS Senior Vice President of U.S. Operations
Cal joined UPS in 1971 as a part-time package handler. He received a bachelor of science degree in business management from Canisius College in 1972. Cal served as District Manager in the North Jersey, Metro Jersey and Metro D.C. Districts. He later was promoted to Pacific Region Manager in 1993. He was named UPS’s first Corporate Strategic Quality Coordinator in 1995 and joined the Management Committee in 1997. He was appointed Senior Vice President and assumed responsibility for one-half of UPS’s U.S. operations in 1998. He assumed responsibility for all of UPS’s U.S. operations in January 2001. Cal serves on the Board of Directors of the National Urban League, is a member of the 100 Black Men of North Metro Atlanta and is involved with the United Way. Cal also is a director of Target Corporation and Coca-Cola Enterprises Inc.

Michael L. Eskew Age 54 Director since 1998
UPS Chairman and Chief Executive Officer
Mike joined UPS in 1972, after he received a bachelor of science degree in industrial engineering from Purdue University. He also completed the Advanced Management Program at the Wharton School of Business. In 1994, Mike was named UPS’s Corporate Vice President for Industrial Engineering. Two years later he became Group Vice President for Engineering. He was appointed Executive Vice President in 1999 and Vice Chairman in 2000. In January 2002, he succeeded Jim Kelly as Chairman and Chief Executive Officer. Mike serves on the President’s Export Council and the Business Roundtable, and he is a trustee of the Annie E. Casey Foundation, the world’s largest philanthropic foundation dedicated to helping disadvantaged children. Mike also is a director of 3M Company.

James P. Kelly Age 60 Director since 1991
Former UPS Chairman and Chief Executive Officer
Jim joined UPS in 1964 as a package car driver in the Metro Jersey District. He was promoted into management as a package distribution center manager in 1966. In 1988, he was elected Senior Vice President and appointed UPS’s Labor Relations Manager. In 1992, Jim became Chief Operating Officer and in 1994, he became Executive Vice President. Jim succeeded Oz Nelson as Chairman and Chief Executive Officer in January 1997. In January 2002, Jim retired as Chairman and Chief Executive Officer. Jim also is a director of BellSouth Corporation, Dana Corporation and Hewitt Associates, Inc., and he is a trustee of the Annie E. Casey Foundation, the world’s largest philanthropic foundation dedicated to helping disadvantaged children.

Ann M. Livermore Age 45 Director since 1997
Executive Vice President, Hewlett-Packard Company
Ann is Executive Vice President of Hewlett-Packard Company and general manager of its Technology Solutions Group. Ann joined HP in 1982, was named marketing services manager for the Application Support Division in 1985, and was promoted to marketing manager of that division in 1989. Ann became the marketing manager of the Professional Services Division in 1991 and was named sales and marketing manager of the former Worldwide Customer Support Organization. Ann was elected a Vice President of HP in 1995 and was promoted to general manager of Worldwide Customer Support Operations in 1996. In 1997, she took on responsibility for HP’s software businesses as general manager of the newly formed Software and Services Group. In 1998, she was named general manager of the new Enterprise Computing Solutions Organization and, in 2001, general manager of the Services Business. Born in Greensboro, N.C., Ann holds a bachelor’s degree in economics from the University of North Carolina at Chapel Hill and an M.B.A. from Stanford University. Ann is also on the board of visitors of the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill and the Board of Advisors of the Stanford Business School.

Gary E. MacDougal Age 67 Director since 1973
Former Chairman of the Board and Chief Executive Officer, Mark Controls Corporation
From 1963 to 1968, Gary was with McKinsey & Co., an international management consulting firm, where he became a partner. From 1969 to 1987, Gary was Chairman and Chief Executive Officer of Mark Controls Corporation, a control systems products manufacturer. In 1988, he became honorary Chairman. Also in 1988, Gary was assistant campaign manager in the Bush presidential campaign and in 1989 was appointed by President Bush as a delegate and alternate representative in the U.S. delegation to the United Nations. He is a Director of the Bulgarian American Enterprise Fund and a trustee of the Annie E. Casey Foundation, the world’s largest philanthropic foundation dedicated to helping disadvantaged children. From 1993 to 1997, he was Chairman of the Governor’s Task Force on Human Service Reform for the State of Illinois. Gary received his bachelor’s degree from the University of California at Los Angeles in engineering in 1958. After receiving his degree, he spent three years as a U.S. Navy officer. Following service, Gary attended Harvard Business School where he received his M.B.A. degree. He serves as an advisory director of Saratoga Partners, a New York-based venture capital fund.

Victor A. Pelson Age 66 Director since 1990
Senior Advisor, UBS Securities LLC
Vic is a Senior Advisor to UBS Securities LLC investment bankers. He has held this position with UBS and predecessor companies since 1996. He was associated with AT&T from 1959 to March 1996, and at the time of his retirement from AT&T was Chairman of Global Operations and a member of the Board of Directors and the Management Executive Committee. He also is a director of Eaton Corporation and The Dun & Bradstreet Corporation.

Lea N. Soupata Age 53 Director since 1998
UPS Senior Vice President and Human Resources Group Manager
A native of New York City, Lea joined UPS in 1969 and now manages the human resources function for approximately 355,000 employees worldwide. Following several assignments with UPS in Human Resources, Sales and Operations, in 1990 Lea became the District Manager of the Central New York District. She was transferred in 1994 to our corporate office as Vice President of Human Resources prior to being named to her current position. Lea serves as chair of The UPS Foundation, our charitable arm, and has been active in a number of community service programs including the United Way. She is a trustee of the Annie E. Casey Foundation, the world’s largest philanthropic foundation dedicated to helping disadvantaged children. She also serves as a board member of Junior Achievement of Georgia, the HR Policy Association and the Morehouse School of Medicine, and she is a fellow in the National Academy of Human Resources.

Robert M. Teeter Age 65 Director since 1990
President, Coldwater Corporation
Bob is a graduate of Albion College and holds a master’s degree from Michigan State University. He is President of Coldwater Corporation, a Michigan consulting and research firm that specializes in the areas of strategic planning, policy development and public opinion analysis. For more than 20 years he has held several management positions, including President of Market Opinion Research Company, one of the nation’s largest marketing research firms. Bob also is a director of the Bank of Ann Arbor, Kaydon Corporation and Visteon Corporation.

John W. Thompson Age 54 Director since 2000
Chairman and Chief Executive Officer, Symantec Corporation
John has been Chairman and Chief Executive Officer of Symantec Corporation, the world leader in information security solutions, since April 1999. Prior to joining Symantec, he held a variety of senior leadership positions at IBM, including General Manager of IBM Americas, and was a member of IBM’s Worldwide Management Council. John is a member of the Board of Directors of NiSource Inc. and Seagate Technology. He currently serves on the President’s National Infrastructure Advisory Council and the Bay Area advisory committee for Teach for America.

Carol B. Tomé Age 47 Director since 2003
Executive Vice President and Chief Financial Officer, The Home Depot, Inc.
Carol has been Executive Vice President and Chief Financial Officer of The Home Depot, Inc., the world’s largest home improvement specialty retailer and the second largest retailer in the United States, since May 2001. Prior to that, she had been Senior Vice President — Finance and Accounting/Treasurer since February 2000. From 1995 until 2000, she served as Vice President and Treasurer. A native of Jackson, Wyoming, Carol holds a B.S. in Communication from the University of Wyoming and an M.B.A. in Finance from the University of Denver. She is an active volunteer, including serving as a Trustee of the Georgia Substance Abuse Advisory Council, a Trustee of The Homer Fund, a member of the Advisory Board for the Metropolitan Atlanta Arts Fund and a member of the National Board of Directors for Girls Incorporated.

      Our board has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing and recommending nominees for membership on the board. Board candidates are evaluated based upon various factors, such as values and disciplines, ethical standards, diversity, professional background and skills, all in the context of an assessment of the needs of the board at that time. In addition, each director is expected to ensure that other existing and planned future commitments do not materially interfere with his or her responsibilities as a director.

      Accordingly, the Nominating and Corporate Governance Committee’s objective is to maintain a board of individuals of the highest personal character, integrity and ethical standards, and that reflects a range of professional backgrounds and skills relevant to our business. The Committee identifies new director candidates through a variety of sources, including independent third parties.

      The Nominating and Corporate Governance Committee will consider director candidates proposed by shareowners on the same basis as recommendations from other sources. Any shareowner who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, Attn: Corporate Secretary.

Meetings of the Board of Directors and Attendance at the Annual Meeting

      Our board of directors held five meetings during 2003. Each of our directors attended at least 75% of the total number of meetings of the board and any committees of which he or she was a member. All of the directors that were serving at our 2003 annual meeting of shareowners attended the annual meeting.

Director Independence

      Our board of directors consists of 10 directors, seven of whom are independent directors under the requirements set forth in the New York Stock Exchange listing rules.

Executive Sessions of our Outside Directors

      Our outside directors meet without management present as frequently as they deem appropriate, and at least two times each year. The outside directors rotate as the presiding director for these meetings.

Corporate Governance

      In 2002 we adopted our Corporate Governance Guidelines, which are available on the governance section of the investor relations page of our website (www.ups.com). In addition, the charters that have been adopted for each of the Audit, Compensation and Nominating and Corporate Governance Committees are available on the governance section of the investor relations page of our website (www.ups.com). The Audit Committee’s charter is attached as Annex A to this proxy statement.

      We have a long-standing commitment to conduct our business in accordance with the highest ethical principals. Our Code of Business Conduct is applicable to all of the representatives of our enterprise, including our executive officers and all other employees and agents of our company and our subsidiary companies, as well as to our directors. A copy of our code is available on the governance section of the investor relations page of our website (www.ups.com).

      Any shareowner who wishes to communicate directly with our board of directors may do so by writing to UPS Board of Directors, c/o Corporate Secretary, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328. Please specify to whom your letter should be directed.

Committees of the Board of Directors

      Our board of directors has four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee.

Nominating
and
Corporate
Director	Audit		Compensation		Governance	Executive

Cal Darden						X
Mike Eskew						X*
Jim Kelly
Ann Livermore	X	*
Gary MacDougal			X		X *
Vic Pelson			X	*	X
Lea Soupata						X
Bob Teeter			X		X
John Thompson	X
Carol Tomé	X

X = current committee member; * = chair

      Audit Committee. The primary responsibilities of our Audit Committee include:

•	discharging the board’s responsibility relating to our accounting, reporting and financial practices,

•	general responsibility for overseeing our accounting and financial reporting processes,

•	overseeing the integrity of our financial statements, our systems of disclosure controls and internal controls and our compliance with legal and regulatory requirements,

•	overseeing the qualification and independence of our auditors and the performance of our internal audit function and independent auditors and

•	having sole authority to appoint and oversee a registered public accounting firm (as defined by applicable law) to serve as our independent auditors, including sole discretion to retain and terminate the independent auditors.

      In 2003, the Audit Committee held eight meetings. Each member of our Audit Committee meets the independence requirements of the NYSE and SEC rules and regulations. Each member of our Audit Committee is financially literate. Our board has determined that Carol Tomé is an audit committee financial expert as defined by the SEC.

      Compensation Committee. The primary responsibilities of our Compensation Committee include:

•	establishing corporate goals and objectives relevant to the compensation for our Chairman and Chief Executive Officer,

•	evaluating the Chief Executive Officer’s performance in light of these goals and objectives and establishing the compensation for the Chief Executive Officer based on this evaluation,

•	reviewing and approving the compensation of other executive officers based upon the recommendation of the Chief Executive Officer and

•	making awards to executives under our equity compensation plans.

      In 2003, the Compensation Committee held five meetings. Each member of our Compensation Committee meets the independence requirements of the NYSE and is an outside director under Section 162(m) of the Internal Revenue Code.

      Nominating and Corporate Governance Committee. The primary responsibilities of our Nominating and Corporate Governance Committee include:

•	identifying and screening qualified candidates to serve as directors, including considering shareowner nominees,

•	recommending to the board candidates for election or reelection to the board or to fill vacancies on the board,

•	aiding in attracting qualified candidates to serve on the board and

•	making recommendations to the board concerning corporate governance principles, including the structure, composition and functioning of the board and all board committees, the delegation of authority to management, board oversight of management actions and reporting duties of management.

      In 2003, the Nominating and Corporate Governance Committee held three meetings. Each member of our Nominating and Corporate Governance Committee meets the independence requirements of the NYSE.

      Executive Committee. The Executive Committee may exercise all powers of the board of directors in the management of our business and affairs, except for those powers expressly reserved to the board under Delaware law. In 2003, the Executive Committee held 20 meetings.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table describes the beneficial ownership of our common stock, as of February 1, 2004, by each of our directors, our Chief Executive Officer, each of our other four highest paid executive officers during 2003, all of our directors and executive officers as a group and each shareowner known to us to beneficially own more than 5% of our class A or class B common stock.

				Additional Shares in
				which the Beneficial
	Number of Shares			Owner Has or
	Directly Owned(1)		Options	Participates in the
			Exercisable	Voting or		Total Shares	Percent of
Directors and Executive	Class A	Class B	within 60	Investment		Beneficially	Outstanding
Officers	Shares	Shares	Days(2)	Power(3)		Owned(4)	Shares(5)

Calvin Darden	183,211	0	68,320	0		251,531	*
Michael L. Eskew	236,998	0	87,799	15,449,307	(6)(7)	15,774,104	1.4%
James P. Kelly	95,039	262,795	325,140	15,133,345	(6)	15,816,319	1.4%
Ann M. Livermore	16,999	0	6,413	0		23,412	*
Gary E. MacDougal	34,221	0	6,413	15,133,345	(6)	15,173,979	1.3%
Joseph R. Moderow	141,488	108,631	98,713	0		348,832	*
Victor A. Pelson	6,503	10,267	4,807	0		21,577	*
Lea N. Soupata	203,810	0	76,187	18,611,873	(6)(7)(8)	18,891,870	1.7%
Robert M. Teeter	66,962	0	6,413	0		73,375	*
John W. Thompson	500	1,125	1,411	0		3,036	*
Carol B. Tomé	0	0	0	0		0	*
Thomas H. Weidemeyer	335,543	0	90,501	0		426,044	*
Shares held by all directors and executive officers as a group (21 persons)	2,352,036	481,939	1,149,403	18,611,873	(9)	22,595,251	2.0%
5% Holder

Barclays Global Investors, NA(10)	0	29,784,879	0	0		29,784,879	2.6%

*	Less than 1%.

(1)	Includes shares for which the named person has sole voting and investment power or has shared voting and investment power with his or her spouse. Includes shares held by immediate family members as follows: Darden — 1,455; Eskew — 41,640; Kelly — 46,394; MacDougal — 15,347; Moderow — 41,026; Weidemeyer — 12,108; all directors and officers as a group — 331,127. Each named individual disclaims all beneficial ownership of the shares held by immediate family members.
(2)	Represents class A shares that may be acquired through stock options exercisable through April 1, 2004.
(3)	Except as described in footnote 6, all shares listed in this column are class A shares. None of the individuals listed, nor members of their families, has any direct ownership rights in the shares listed. See footnotes 6 through 8.
(4)	Calculated based on the number of shares owned by the named individual as of February 1, 2004, plus the number of shares that may be acquired by the named individual through stock options exercisable through April 1, 2004.
(5)	Based on an aggregate of 1,129,061,584 shares of class A and class B common stock issued as of February 1, 2004. Assumes that all options exercisable through April 1, 2004 owned by the named individual are exercised. The total number of shares outstanding used in calculating this percentage also assumes that none of the options owned by other named individuals are exercised.
(6)	Includes 14,979,643 class A shares and 153,702 class B shares owned by the Annie E. Casey Foundation, Inc., of which Mike Eskew, Jim Kelly, Gary MacDougal, Lea Soupata, two other UPS persons and other persons constitute the corporate Board of Trustees.
(7)	Includes 315,962 class A shares held by The UPS Foundation, a UPS-sponsored charitable foundation of which Mike Eskew, Lea Soupata and four executive officers not listed above are trustees.
(8)	Includes 3,162,566 class A shares held by various trusts of which Lea Soupata, two other UPS persons and other persons are co-fiduciaries.

(9)	Includes shares held by the foundations and trusts of which directors and executive officers listed are trustees. Eliminates duplications in the reported number of shares arising from the fact that several directors and executive officers share in the voting power with respect to these shares.

(10)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004, Barclays Global Investors, NA has sole voting and dispositive power with respect to 22,770,276 shares of our class B common stock, Barclays Global Fund Advisors has sole voting and sole dispositive power with respect to 2,324,104 shares of our class B common stock, Barclays Global Investors, LTD has sole voting power with respect to 1,550,812 shares of our class B common stock and sole dispositive power with respect to 1,570,673 shares of our class B common stock, Barclays Global Investors Japan Trust and Banking Company Limited has sole voting and sole dispositive power with respect to 426,777 shares of our class B common stock, Barclays Life Assurance Company Limited has sole voting and sole dispositive power with respect to 12,188 shares of our class B common stock, Barclays Bank PLC has sole voting and sole dispositive power with respect to 142,352 shares of our class B common stock and Barclays Capital Securities Limited has sole voting and sole dispositive power with respect to 37,297 shares of our class B common stock. According to this Schedule 13G, Barclays entities collectively own 29,784,879, or 5.46%, of our class B common stock. The business address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105.

Additional Ownership

      In addition to the beneficial ownership of our common stock discussed above, our directors and executive officers also hold different instruments that are not reported in the security ownership table but represent additional financial interests that are subject to the same market risk as ownership of our common stock. The number of shares of stock to which these stock units are equivalent as of February 1, 2004 is as follows:

				Other
				Deferred
		Restricted	Stock Option	Compensation
	Phantom	Performance	Deferral	Plan
	Stock Units	Units	Shares	Balances	Total

Calvin Darden	—	5,482	50,142	126	55,750
Michael L. Eskew	—	14,719	53,620	—	68,339
James P. Kelly	—	—	31,991	—	31,991
Ann M. Livermore	1,319	626	—	—	1,945
Gary E. MacDougal	1,319	626	5,135	—	7,080
Joseph R. Moderow	—	6,909	89,883	181	96,973
Victor A. Pelson	1,319	626	2,928	12,345	17,218
Lea N. Soupata	—	5,708	60,134	—	65,842
Robert M. Teeter	1,319	626	2,572	12,345	16,862
John W. Thompson	1,319	626	—	203	2,148
Carol B. Tomé	438	626	—	—	1,064
Thomas H. Weidemeyer	—	6,984	74,023	—	81,007

      Phantom Stock Units are bookkeeping units, the value of each of which corresponds to one share of UPS common stock. Dividends paid on UPS common stock automatically are reinvested in additional phantom stock units. Upon termination of the individual’s service as a director, amounts represented by phantom stock units will be distributed in cash.

      Restricted performance units are bookkeeping units, the value of each of which corresponds to one share of UPS common stock. Restricted performance units vest on the fifth anniversary date of their grant if the grantee remains an employee or director of UPS or one of its subsidiaries. In addition, the restricted performance units will vest if the grantee’s employment terminates by reason of death, disability or retirement. Dividends paid on UPS common stock automatically are reinvested in additional restricted performance units. The number of restricted performance units granted to each individual will increase by 10% if we attain certain performance measures for the year ending December 31, 2007. Upon vesting of restricted performance units, the individual receives shares of UPS class A common stock.

      Stock Option Deferral Shares are shares held for the individual in a rabbi trust within the UPS Deferred Compensation Plan. Each individual elected to defer the receipt of these shares rather than acquiring them directly upon the exercise of a stock option.

      Other Deferred Compensation Plan Balances are (i) amounts our board of directors allocated to certain directors to satisfy obligations accrued under a previous retirement plan, which were transferred to the UPS Deferred Compensation Plan during 2003 and (ii) other amounts within the UPS Deferred Compensation Plan allocated to UPS common stock.

Stock Ownership Guidelines

      During 2003, we introduced stock ownership guidelines for our management and board of directors. The guidelines are based on our expectation that our management team maintain a significant level of investment in our company.

      Our stock ownership guidelines extend to all levels of management and to members of our board of directors. For our senior executive officers and directors, they are as follows:

•	Chairman and CEO: 9.0 to 11.0 times annualized base salary;

•	Management Committee: 5.5 to 6.5 times annualized base salary; and

•	Non-employee Directors: 6.0 times annualized retainer.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

      The following table shows the cash compensation paid or to be paid by us or any of our subsidiaries and other compensation paid or accrued during the last three fiscal years to our Chief Executive Officer and our other four highest paid executive officers who were serving as executive officers at the end of 2003. We refer to these executive officers as our “named executive officers.”

				Long Term
				Compensation
				Awards

				Securities
				Underlying
		Annual Compensation		Stock Options
				and	All Other
Name and Principal Position	Year	Salary	Bonus(1)	RPUs(#)	Compensation(2)

Michael L. Eskew	2003	$863,000	$351,400	50,382	$16,529
Chairman and	2002	$792,000	$330,753	67,879	$16,062
Chief Executive Officer	2001	$625,500	$313,140	36,077	$15,224

Calvin Darden	2003	$453,650	$183,230	18,765	$19,200
Senior Vice President	2002	$435,600	$184,448	26,667	$18,774
of U.S. Operations	2001	$404,500	$202,620	23,250	$17,898

Joseph R. Moderow(3)	2003	$572,000	$230,920	23,649	$28,483
Senior Vice President, Secretary and	2002	$553,250	$212,650	33,713	$26,206
Legal & Public Affairs Group Manager	2001	$531,500	$248,797	32,068	$24,113

Lea N. Soupata	2003	$472,400	$190,760	19,536	$6,000
Senior Vice President and	2002	$456,350	$192,308	27,804	$6,000
Human Resources Group Manager	2001	$436,750	$217,970	25,655	$5,100

Thomas H. Weidemeyer(3)	2003	$579,777	$233,430	23,906	$21,309
Senior Vice President and Chief Operating Officer;	2002	$558,500	$235,800	34,091	$20,616
President, UPS Airlines	2001	$528,500	$264,020	30,866	$19,586

(1)	Reflects the value of awards accrued under the United Parcel Service, Inc. Incentive Compensation Plan based upon the prices of our class B common stock on the dates the awards were granted.
(2)	Includes $6,000 for 2003, $6,000 for 2002 and $5,100 for 2001, which reflects the value of class A common stock contributed by us to the accounts of the named individuals pursuant to the UPS Qualified Stock Ownership Plan. The additional amounts relate to income imputed based on life insurance premiums paid by us on behalf of these executive officers pursuant to a distribution election option under the UPS Excess Coordinating Benefit Plan. No cash premiums were paid on behalf of the named executive officers during 2003.
(3)	Joe Moderow and Tom Weidemeyer each retired as a director and officer of UPS effective as of January 1, 2004.

Stock Option Grants

      The following table shows grants of stock options to the named executive officers during 2003. All options are options to purchase shares of our class A common stock.

	Individual Grants				Potential Realizable Value
					At Assumed Annual
	Number of	Percent of			Rates of Stock Price
	Securities	Total Options			Appreciation for Option
	Underlying	Granted to	Exercise		Term
	Options	Employees In	Price Per	Expiration
Name	Granted (1)	2003	Share	Date	5% (2)	10% (2)

Michael L. Eskew	35,819	1.25%	$62.40	2013	$1,405,646	$3,562,183
Calvin Darden	13,341	.47%	$62.40	2013	$523,541	$1,326,756
Joseph R. Moderow	16,813	.59%	$62.40	2013	$659,793	$1,672,045
Lea N. Soupata	13,889	.48%	$62.40	2013	$545,046	$1,381,255
Thomas H. Weidemeyer	16,996	.59%	$62.40	2013	$666,974	$1,690,244

(1)	Option grants during 2003 were made under the United Parcel Service, Inc. Incentive Compensation Plan. These options are issued at fair market value on the date of grant, vest five years from the date of grant and expire ten years from the date of grant.
(2)	We are required to use a 5% and 10% assumed rate of appreciation over the ten-year option terms. This does not represent our projection of the future common stock price. If the common stock does not appreciate, the named executive officers will receive no benefit from the options.

Stock Option Exercises and Holdings

      The following table sets forth information about stock option exercises during 2003 by our named executive officers and the value of their unexercised options as of December 31, 2003.

			Number of Securities	Value of Unexercised
	Number of		Underlying Unexercised	In-the-Money
	Class A Shares		Options at	Options at
	Acquired on	Value	December 31, 2003(2)	December 31, 2003(3)
Name	Exercise(1)	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Michael L. Eskew	39,348	$1,813,549	18,614/172,883	$243,471/$2,228,922
Calvin Darden	34,216	$1,577,015	14,508/93,820	$189,765/$1,652,814
Joseph R. Moderow	58,168	$2,680,963	20,803/128,436	$272,103/$2,404,987
Lea N. Soupata	42,770	$1,971,269	16,150/101,730	$211,242/$1,836,422
Thomas H. Weidemeyer	49,614	$2,286,709	18,887/122,701	$247,042/$2,189,055

(1)	In each case, the named executive officer elected to defer his or her receipt of the shares in accordance with the UPS Deferred Compensation Plan.
(2)	Represents shares of class A common stock subject to options granted under the UPS 1996 Stock Option Plan and the United Parcel Service, Inc. Incentive Compensation Plan.
(3)	This number is calculated by subtracting the option exercise price from the closing price of our class B common stock on December 31, 2003 ($74.55) to get the “average value per option,” and multiplying the average value per option by the number of unexercised options. The amounts in this column may not represent amounts that actually can be realized.

Restricted Performance Unit Grants

      The following table sets forth information about awards of restricted performance units granted to our named executive officers during 2003. Restricted performance units are bookkeeping units, the value of each of which corresponds to one share of UPS common stock. Restricted performance units vest on the fifth anniversary date of their grant if the grantee remains an employee or director of UPS or one of its subsidiaries. In addition, the restricted performance units will vest if the grantee’s employment terminates by reason of death, disability or retirement. Dividends paid on UPS common stock automatically are reinvested in additional restricted performance units. The number of restricted performance units granted to each individual will increase by 10% if we attain certain performance measures for the year ending December 31, 2007. Upon vesting of restricted performance units, the individual receives shares of UPS class A common stock.

      The restricted performance units were granted under the United Parcel Service, Inc. Incentive Compensation Plan on May 2, 2003.

		Performance
		or Other
		Period Until
	Number of	Maturation or
Name	Units (#)	Payout

Michael L. Eskew	14,563	2003-2008
Calvin Darden	5,424	2003-2008
Joseph R. Moderow	6,836	2003-2008
Lea N. Soupata	5,647	2003-2008
Thomas H. Weidemeyer	6,910	2003-2008

Retirement Plans

      The following table shows the estimated annual retirement benefit payable on a single-life-only annuity basis to participating employees, including our named executive officers, under the UPS Retirement Plan and UPS Excess Coordinating Benefit Plan upon retirement, assumed to occur at age 65. Participating employees also are entitled to receive $20,892 per year, the maximum currently payable in primary Social Security benefits. Participants who elect forms of payment with survivor options will receive lesser amounts than those shown in this table.

	Estimated Annual Benefits Payable Upon Retirement
	for Years of Service Indicated

Average Final Earnings	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years

$ 300,000	$69,777.00	$93,036.00	$116,295.00	$139,554.00	$162,813.00	$178,080.00
$ 350,000	$82,277.00	$109,703.00	$137,128.00	$164,554.00	$191,980.00	$210,080.00
$ 400,000	$94,777.00	$126,369.00	$157,962.00	$189,554.00	$221,146.00	$242,080.00
$ 450,000	$107,277.00	$143,036.00	$178,795.00	$214,554.00	$250,313.00	$274,080.00
$ 500,000	$119,777.00	$159,703.00	$199,628.00	$239,554.00	$279,480.00	$306,080.00
$ 550,000	$132,277.00	$176,369.00	$220,462.00	$264,554.00	$308,646.00	$338,080.00
$ 600,000	$144,777.00	$193,036.00	$241,295.00	$289,554.00	$337,813.00	$370,080.00
$ 700,000	$169,777.00	$226,369.00	$282,962.00	$339,554.00	$396,146.00	$434,080.00
$ 800,000	$194,777.00	$259,703.00	$324,628.00	$389,554.00	$454,480.00	$498,080.00
$ 900,000	$219,777.00	$293,036.00	$366,295.00	$439,554.00	$512,813.00	$562,080.00
$1,000,000	$244,777.00	$326,369.00	$407,962.00	$489,554.00	$571,146.00	$626,080.00
$1,100,000	$269,777.00	$359,703.00	$449,628.00	$539,554.00	$629,480.00	$690,080.00
$1,200,000	$294,777.00	$393,036.00	$491,295.00	$589,554.00	$687,813.00	$754,080.00
$1,300,000	$319,777.00	$426,369.00	$532,962.00	$639,554.00	$746,146.00	$818,080.00
$1,400,000	$344,777.00	$459,703.00	$574,628.00	$689,554.00	$804,480.00	$882,080.00
$1,500,000	$369,777.00	$493,036.00	$616,295.00	$739,554.00	$862,813.00	$946,080.00

      The compensation upon which the benefits are summarized in the table above includes salary and management incentive awards granted under the United Parcel Service, Inc. Incentive Compensation Plan. The average final compensation for each participant in the plans is the average covered compensation of the participant during the five highest consecutive years out of the last ten full calendar years of service.

      Benefits payable under the UPS Retirement Plan are subject to the maximum compensation limits and the annual benefit limits for a tax qualified defined benefit plan as prescribed and adjusted from time to time by the Internal Revenue Service. Amounts exceeding these limits will be paid pursuant to the UPS Excess

Coordinating Benefit Plan. Under this plan, participants may choose to receive the benefit in the form of a life annuity in a cash lump sum.

      As of December 31, 2003, estimated or actual credited years of service under the plans to our named executive officers were as follows: Mike Eskew — 32, Cal Darden — 32, Joe Moderow — 33, Lea Soupata — 34 and Tom Weidemeyer — 32.

      The plans permit participants with 25 or more years of benefit service to retire as early as age 55 with only a limited reduction, or no reduction, in the amount of their monthly benefits. Prior to January 1, 2001, the plans limited credit years of service to 35.

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee of the board of directors has responsibility for establishing the salary of the Chief Executive Officer, and for approving the salaries of all other executive officers after the Chief Executive Officer’s recommendation. The Committee also determines the eligibility and levels of participation of executive officers under the United Parcel Service, Inc. Incentive Compensation Plan. The compensation department of the Human Resources group and independent compensation consultants assist the Committee.

      One of UPS’s most important compensation policies is the historical focus on the “manager-owner” concept, which has played a central role in UPS’s success. Throughout its history, UPS has been owned by its employees and managed by its owners. To achieve this objective, compensation plans such as the UPS Managers Incentive Plan, the UPS 1996 Stock Option Plan, UPS Qualified Stock Ownership Plan, UPS Discounted Employee Stock Purchase Plan and the United Parcel Service, Inc. Incentive Compensation Plan have facilitated stock ownership by management employees.

      UPS has a long-standing policy of promotion from within, wherever possible, which has significantly reduced, relative to other companies, the need to externally hire managers and executive officers. To a high degree, employees who have spent virtually their entire careers with UPS comprise the overall management organization.

      These policies have strongly influenced executive compensation. The named executive officers are long-term employees, each with significant years of service. Because plans are designed to foster stock ownership by managers, each executive officer has accumulated a meaningful number of shares of UPS common stock. As a result, the interests of shareowners and our executive officers are closely aligned, and the executive officers have strong incentives to provide for our effective management. In the case of the named executive officers, annual appreciation derived from stock ownership, dividends, stock options and management incentive awards granted in the form of UPS stock constitute a significant component of total compensation. Of the forms of compensation in use, management incentive awards granted in the form of UPS stock are keyed to corporate performance because the aggregate amount available for distribution is based on profits.

      With respect to cash compensation, the Committee reviews data received directly from consultants concerning compensation for comparable positions at companies that have similar revenues and other characteristics. The 2003 compensation of each executive officer, including that of the Chief Executive Officer, generally was less than median compensation levels at similarly sized companies. The companies used for executive compensation comparisons are not limited to the companies that comprise the S&P 500 Index and the Dow Jones Transport Average used in the shareowner return performance graph contained in our proxy statement.

      To determine the appropriate Chief Executive Officer compensation and approve the appropriate compensation of each executive officer, the Committee exercises its judgment based on considerations including overall responsibilities and the importance of these responsibilities to UPS’s success, experience and ability, past short-term and long-term job performance and salary history. A significant factor in determining annual salary increases is the Committee’s strong desire to keep the salary levels of executive officers equitable in comparison with the salaries of other executives with similar responsibilities at comparable companies and when compared to the salaries of other UPS management positions. The Committee places a strong emphasis on teamwork, so annual base salaries are not solely dependent on objective, corporate performance standards for any executive officer.

      The Committee recommended and the Board approved a base salary increase during 2003 for Mike Eskew that reflected Mike’s strategic vision and leadership, UPS’s business and operational results, and Mike’s ability to position UPS as the premier enabler of global commerce. The Committee did not assign particular weights to these factors.

      Management incentive awards granted in the form of UPS stock under the United Parcel Service, Inc. Incentive Compensation Plan are determined by a formula that takes into consideration profits, monthly salary, the number of participants and the level of participation. The level of participation for the Chief

Executive Officer and executive officers is the same as for approximately 11,000 participating employees at or above the center manager level.

      Options granted under the United Parcel Service, Inc. Incentive Compensation Plan are long-term options intended to promote continuity of employment and to provide an additional opportunity for stock ownership. Generally, eligible employees include division managers, district department managers and others having equivalent or greater responsibilities. The number of options granted is based on salary and level of participation.

      Section 162(m) of the Internal Revenue Code makes compensation paid to certain executives in amounts in excess of $1 million not deductible unless the compensation is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exemptions. The Committee has not adopted a policy that all compensation be deductible under Section 162(m) in order to preserve the Committee’s flexibility to compensate executive officers.

The Compensation Committee

Victor A. Pelson, Chair
Gary E. MacDougal
Robert M. Teeter

Compensation of Directors

Annual Retainer	$65,000
Committee Chair’s Meeting Fee	$4,000
Committee Member’s Meeting Fee	$2,500
Phantom Stock Units Grant	Yes
Stock Option and Restricted Performance Unit Grant	Yes
Reimbursement for Expenses Related to Board Membership	Yes

      Committee chairs receive a minimum annual meeting fee of $8,000, and other committee members receive a minimum annual meeting fee of $5,000.

      In February 2004, we granted to each non-employee director 352 phantom stock units.

      In April 2003, we granted each non-employee director options to purchase 1,521 shares of UPS class A common stock and 619 restricted performance units.

      We established a retirement plan in February 1991 that provided retirement and disability benefits for directors who were neither employees nor former employees. Effective January 1, 1997, our board discontinued this plan and instead increased the options that non-employee directors were eligible to receive under the UPS 1996 Stock Option Plan. At the discretion of our board of directors, non-employee directors may now receive grants of options, restricted performance units and phantom stock units.

      Non-employee directors also have the option of deferring some or all of the fees and/or retainer payable in connection with their services on our board. Deferred amounts track the performance of investments selected by each non-employee director, although no funds are set aside or invested. At the time a participating non-employee director ceases to be a director, the total value of the non-employee director’s account will be payable to him or her, or his or her designated beneficiary, at his or her election, in a lump sum, or in payments over three, five, seven or ten years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Gary MacDougal, Vic Pelson and Bob Teeter were members of the Compensation Committee of our board of directors during 2003. None of these directors are employees or former employees of UPS. None of the members of the Compensation Committee has any direct or indirect material interest in or relationship with us outside of his position as a non-employee director. None of our executive officers serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serves on our board of directors or Compensation Committee.

SHAREOWNER RETURN PERFORMANCE GRAPH

      The following graph shows a five-year comparison, prepared in accordance with the rules of the Securities and Exchange Commission, of cumulative total shareowners’ returns for our common stock, the S&P 500 Index and the Dow Jones Transport Average. The comparison of the total cumulative return on investment, which is the change in the quarterly stock price plus reinvested dividends for each of the quarterly periods, assumes that $100 was invested on December 31, 1998 in the S&P 500 Index, the Dow Jones Transport Average and the common stock of United Parcel Service of America, Inc. (each share of which was converted into two shares of class A common stock of United Parcel Service, Inc. in November 1999). Although there is no public market for our class A common stock, it is convertible on a one-for-one basis into our class B common stock, which trades on the New York Stock Exchange under the symbol “UPS.” The graph below assumes that our class A shares and class B shares have the same value.

Comparison of Five-Year

Cumulative Total Return

	SP 500	UPS	DJ Trans

12/31/1998	$100.00	$100.00	$100.00
12/31/1999	$121.04	$351.13	$95.47
12/31/2000	$110.03	$303.06	$94.49
12/31/2001	$96.96	$284.91	$84.66
12/31/2002	$75.54	$333.86	$74.07
12/31/2003	$97.21	$400.29	$97.66

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of our board of directors is responsible for, among other things, reviewing with Deloitte & Touche LLP, our independent auditors, the scope and results of their audit engagement. In connection with the 2003 audit, the Audit Committee has:

•	reviewed and discussed with management UPS’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003,

•	discussed with Deloitte & Touche the matters required by Statement of Accounting Standards No. 61, as amended, and

•	received from and discussed with Deloitte & Touche the communications from Deloitte & Touche required by Independence Standards Board Standard No. 1 regarding their independence.

      Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

      The Audit Committee has adopted a charter and a process for pre-approving services to be provided by Deloitte & Touche. The members of the Audit Committee have been determined to be independent in accordance with the requirements of Section 303.01 (B)(2)(a) and (3) of the New York Stock Exchange listing standards.

The Audit Committee

Ann M. Livermore, Chair
John W. Thompson
Carol B. Tomé

RATIFICATION OF APPOINTMENT OF AUDITORS

(Proposal No. 2)

      Our Audit Committee has appointed Deloitte & Touche LLP, independent auditors, to audit our consolidated financial statements for the year ending December 31, 2004 and to prepare a report on this audit. A representative of Deloitte & Touche will be present at the annual meeting of shareowners, have the opportunity to make a statement and be available to respond to appropriate questions by shareowners.

The board of directors recommends that shareowners vote FOR the ratification of the appointment of Deloitte & Touche LLP as our auditors.

Principal Accounting Firm Fees

      Aggregate fees billed to us for the fiscal years ended December 31, 2003, and 2002 by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were:

	Fiscal Year Ended

	2003	2002

Audit Fees(a)	$5,599,600	$4,305,366
Audit-Related Fees(b)	756,317	1,155,114

Total audit and audit-related fees	6,355,917	5,460,480
Tax Fees(c)	7,395,328	2,023,267
All Other Fees(d)	0	0

Total Fees	$13,751,245	$7,483,747

(a)	Includes fees for the audit of our annual financial statements, statutory audits of foreign subsidiary financial statements, and services associated with securities filings.
(b)	Includes fees for due diligence related to acquisitions, audits in connection with acquisitions, employee benefit plan audits, and accounting consultations.
(c)	Fees for tax services billed in 2003 and 2002 consisted of tax compliance and tax planning and advice.

•	Fees for tax compliance services totaled $7.2 million and $1.9 million in 2003 and 2002, respectively. Fees for such services in 2003 were unusually high due to the culmination of a large project that lasted 18 months for which the fees were due only at completion. Tax compliance services are services to document, compute and obtain government approval for amounts to be included in tax filings based upon preexisting facts or transactions that have already occurred and consisted primarily of the following:

i.	Assistance in preparing amended state tax returns related to state apportionment changes and enterprise zone tax credits, including assistance necessary to document and obtain state approval for such credits,
ii.	Assistance in preparing federal refund claims to deduct certain costs incurred in recent years to acquire various subsidiaries and businesses and

iii.	Assistance in preparing and reviewing various tax return filings in foreign jurisdictions.

•	Fees for tax planning and advice services totaled $0.2 million and $0.1 million in 2003 and 2002, respectively. Tax planning and advice are services related to proposed transactions or advice that alters a transaction to obtain a particular tax result.

(d)	Includes financial information system design and implementation fees.

      The Audit Committee has considered whether the provision of audit-related and other non-audit services by Deloitte & Touche is compatible with maintaining Deloitte & Touche’s independence.

      Our Audit Committee has established a policy requiring the pre-approval of all audit and non-audit services provided to us by Deloitte & Touche. The policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee. The Audit Committee has delegated to its chair authority to pre-approve permitted services between the Committee’s regularly scheduled meetings, and the chair must report any pre-approval decisions to the Committee at its next scheduled meeting for review by the Committee. The policy prohibits the Audit Committee from delegating to management the committee’s responsibility to pre-approve permitted services of our independent auditor.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own beneficially more than 10% of either our class A or class B common stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file with the SEC. To our knowledge, each of our directors and executive officers complied during 2003 with all applicable Section 16(a) filing requirements except that, due to an administrative error, two acquisitions of UPS class B common stock by John Thompson were not timely filed on Form 4.

EQUITY COMPENSATION PLANS

      The following table provides information as of December 31, 2003, concerning shares of our class A common stock authorized for issuance under our existing equity compensation plans.

Number of securities remaining
	Number of securities to be		available for future issuance
	issued upon exercise	Weighted-average exercise	under equity compensation
	of outstanding options,	price of outstanding options,	plans (excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Plan category
Equity compensation plans approved by security holders	22,744,959	$48.02	48,394,023
Equity compensation plans not approved by security holders	—	N/A	—

Total	22,744,959		48,394,023

      Our shareowners have approved the United Parcel Service, Inc. Incentive Compensation Plan and the United Parcel Service, Inc. Discounted Employee Stock Purchase Plan. The material features of each of these plans are described in Note 11 to our consolidated financial statements for the year ended December 31, 2003.

SOLICITATION OF PROXIES

      We will pay our costs of soliciting proxies. Directors, officers and other employees may solicit proxies by mail, in person or by telecommunication. We have engaged Automatic Data Processing and Mellon Investor Services to assist us in the proxy distribution and solicitation process and will pay these firms approximately $50,000 each for their services. We will not pay any additional compensation, except reimbursement for actual expenses, for this solicitation. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to the proxy materials from, beneficial owners.

HOUSEHOLDING

      In 2001, we adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple shareowners who share the same last name and address and do not participate in electronic delivery will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

      If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which typically are mailed in March of each year, by notifying us in writing or by telephone at: UPS Investor Relations, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, (404) 828-6059. You also may request additional copies of the proxy materials by notifying us in writing or by telephone at the same address or telephone number.

      If you share an address with another shareowner and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address or telephone number.

OTHER BUSINESS

      Our board of directors is not aware of any business to be conducted at the annual meeting of shareowners other than the proposals described in this proxy statement. Should any other matter requiring a vote of the shareowners arise, the persons named in the accompanying proxy card will vote in accordance with their best judgment.

      Under our bylaws and SEC regulations, any shareowner proposals or director nominations for the 2005 annual meeting of shareowners must be received by our Corporate Secretary at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, no later than November 22, 2004 to be eligible for inclusion in the proxy statement for next year’s meeting.

      Pursuant to Rule 14a-4 under the Exchange Act, if a shareholder notifies us after February 4, 2005 of an intent to present a proposal at our 2005 annual meeting of shareholders, our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, without including information regarding the proposal in our proxy materials.

      A copy of our 2003 annual report on Form 10-K, including financial statements, as filed with the SEC, may be obtained without charge upon written request to: Corporate Secretary, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328. It is also available on our website at www.ups.com.

ANNEX A

UNITED PARCEL SERVICE, INC.

AUDIT COMMITTEE CHARTER

I.	Statement of Purpose

      The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial practices of the Company and its subsidiaries. The Audit Committee has general responsibility for oversight of the accounting and financial reporting processes of the Company and its subsidiaries, including oversight of the integrity of the Company’s financial statements, the Company’s systems of disclosure controls and internal controls, the Company’s compliance with legal and regulatory requirements, the qualification and independence of the Company’s auditors, the performance of the Company’s internal audit function and independent auditors, and the preparation of the report that the Securities and Exchange Commission (the “SEC”) requires to be included in the Company’s annual proxy statement.

II.	Committee Members

      The Board of Directors appoints an Audit Committee of at least three members, consisting entirely of “independent” directors of the Board, and designates one member as chairperson. “Independent” means a director who satisfies all criteria for independence of an audit committee member established by the SEC and the New York Stock Exchange (the “NYSE”), both as determined by the Board of Directors.

      Each member of the Audit Committee must be financially literate and at least one member of the Audit Committee will have such accounting or related financial management expertise as required to be a “financial expert” in compliance with the criteria established by the SEC, both as determined by the Board of Directors.

III.	Powers, Duties and Responsibilities

      In carrying out its intended purpose, the Audit Committee shall have the powers, duties and responsibilities delegated to it by the Board of Directors as set forth below. The Audit Committee shall:

     Services of Independent Auditors

      (a) Have sole authority to appoint and oversee a registered public accounting firm (as defined by applicable law) to serve as the Company’s independent auditors and to perform the Company’s annual financial statement audit (subject, if applicable, to shareholder ratification). This authority shall include the sole discretion to retain and terminate such independent auditors, to approve the terms and conditions of all audit engagements as well as all significant non audit engagements with such independent auditors (including preapproval of such services as required by applicable law, rule or regulation), and to determine the compensation to be paid to such independent auditors. In no event shall the Audit Committee engage the Company’s independent auditor to perform any service enumerated in Section 201(a) of the Sarbanes Oxley Act of 2002, except as may otherwise be provided by law or regulation.

      (b) Oversee the work performed by the Company’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). Such independent auditors shall report directly to the Audit Committee and shall be ultimately accountable to the entire Board of Directors through the Audit Committee.

      (c) Review with the independent auditors the scope of the audit and review the results of the annual audit examination and any reports of the independent auditors with respect to the Company’s financial statements or policies.

      (d) Review the independent auditor’s attestation and report on management’s internal control report.

(e) Review information, including written statements from the independent auditors, concerning any relationships between the auditors and the Company or any other relationships that may adversely affect the independence of the auditors and assess the independence of the outside auditor as set forth in Independence Standards Board Standard No. 1 and the rules, regulations and standards of the SEC and the NYSE. The Audit Committee shall, at least annually, obtain and review a report by the Company’s independent auditors describing: (1) the firm’s internal quality control procedures; (2) any material issues raised by the most recent internal quality control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (3) (to assess the auditor’s independence) all relationships between the independent auditors and the Company.

Audit Practices and Financial Reporting Matters

      (f) Discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the independent auditors of their judgments as to the quality of the Company’s accounting principles.

      (g) Review with management and the independent auditors the results of any significant matters identified as a result of the independent auditors’ interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible. The Audit Committee Chair may perform this function on behalf of the Audit Committee.

      (h) Discuss earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

      (i) Review the annual program for the Company’s internal audits and review audit reports submitted by the internal auditing staff. Review the adequacy of the Company’s internal controls at least quarterly.

      (j) Review and discuss with the independent auditors and the internal auditors the integrity of the Company’s financial reporting processes (both internal and external) and internal controls (including disclosure controls).

      (k) Review changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports, and make reports on the foregoing to the Board of Directors.

      (l) Regularly review with the independent auditors any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent auditors’ activities or access to information and any significant disagreements with management.

      (m) Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors in connection with the performance of its oversight function.

Company Governance Policies and Compliance

      (n) Prepare the report that SEC rules require to be included in the Company’s annual proxy statement.

      (o) Establish clear policies for the Company to follow in hiring employees or former employees of the independent auditors.

      (p) Discuss with management policies with respect to financial risk assessment and risk management, including guidelines to govern the process by which major financial and accounting risk assessment and management is undertaken by the Company.

      (q) Review the adequacy of this Audit Committee Charter on an annual basis and conduct an annual performance evaluation of the Audit Committee.

      (r) Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company’s financial statements or accounting policies. In connection therewith, the Audit Committee shall establish procedures for (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by employees of the Company of concerns of questionable accounting or auditing matters.

      (s) Oversee the Company’s Business Conduct and Compliance Program.

     General Powers

      (t) Have the ability (but not the obligation) to conduct or authorize, if it considers appropriate, investigations into any matters within the scope of its responsibilities.

      (u) Have the authority (without the necessity or requirement of approval from the Board of Directors) to obtain advice, services and assistance from outside legal, accounting or other advisors, as the Audit Committee deems necessary to assist it in carrying out its responsibilities, and to determine the compensation for any such advisors.

      (v) Perform such activities consistent with this Charter, the Company’s bylaws and applicable law as the Board of Directors or the Audit Committee deems necessary or appropriate.

      (w) Make reports and recommendations to the Board of Directors within the scope of its functions.

IV.	Scope of Duties

      While the Audit Committee has the responsibilities and the authority set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of the independent auditors and management, respectively. Nor is it the duty of the Audit Committee to assure compliance by the Company or its subsidiaries with applicable laws and regulations and the Business Conduct and Compliance Program.

V.	Committee Meetings

      The Audit Committee will meet as often as it deems necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the Audit Committee determines, provided that the Audit Committee will meet at least four times each year. The majority of the members of the Audit Committee constitute a quorum.

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UNITED PARCEL SERVICE, INC.

This Proxy is Solicited on Behalf of the Board of Directors
Proxy for Annual Meeting of Shareowners — May 6, 2004

United Parcel Service, Inc.

ATTN: Secretary
55 Glenlake Parkway, N.E.
Atlanta, Georgia 30328

      The undersigned hereby appoints MICHAEL L. ESKEW and ALLEN E. HILL, or either of them, with power of substitution, as attorneys and proxies to vote all of the shares of stock outstanding in the name of the undersigned as of March 8, 2004 at the annual meeting of shareowners of United Parcel Service, Inc. to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on May 6, 2004, and at any or all adjournments thereof, and the undersigned hereby instructs and authorizes said attorneys to vote as stated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareowner. If you sign and return this proxy but no direction is made, this proxy will be voted FOR the election of all nominees listed in Proposal 1 and FOR Proposal 2. If you do not sign and return this proxy, vote by telephone or vote by using the Internet, your shares will not be voted.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

INVESTOR RELATIONS

55 GLENLAKE PARKWAY, N.E.
ATLANTA, GEORGIA 30328

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 5, 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 5, 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to United Parcel Service, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. If you vote by Internet or phone, you do not need to return this card.

CONTROL NUMBER

ACCOUNT NUMBER

TO VOTE BY MAIL, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:     X

UNPAS1               KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNITED PARCEL SERVICE, INC.

02

1.	Election of a board of directors to serve until the 2005 annual meeting of shareowners.		For All	Withhold All	For All Except	To withhold authority to vote for one or more nominee, mark “For All
Except” and write the nominee’s number(s)
	01) Calvin Darden	06) Victor A. Pelson				on the line below.
	02) Michael L. Eskew	07) Lea N. Soupata
	03) James P. Kelly	08) Robert M. Teeter
	04) Ann M. Livermore	09) John W. Thompson	☐	☐	☐
	05) Gary E. MacDougal	10) Carol B. Tomé

		For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP, independent auditors, as UPS’s auditors for the year ending December 31, 2004.	☐	☐	☐

3.	In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareowner. If no direction is made, this proxy will be voted FOR the election of all nominees listed in Proposal 1 and FOR Proposal 2. If you do not sign and return this proxy, vote by telephone or vote by using the Internet, your shares will not be voted.

For joint accounts, all co-owners must sign. Executors, administrators, custodians, trustees, etc. should so indicate when signing. Sign exactly as name appears hereon.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Z31303	Signature (Co-Owners)	Date